ROBERTS, SHERIDAN & KOTEL
                           A PROFESSIONAL CORPORATION
                                640 FIFTH AVENUE
                              NEW YORK, N.Y. 10019
                           -------------------------
                            TELEPHONE (212) 262-5700
                            FACSIMILE (212) 262-0404


                                                                     EXHIBIT 5.1








                                                              November 6, 1996

AVAX Technologies, Inc.
4520 Main, Suite 930
Kansas, MO 64111

                             AVAX Technologies, Inc.
                            Registration on Form SB-2

Dear Sirs:

     We have acted as counsel for AVAX Technologies, Inc., a Delaware corporation (the "Issuer"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on September 20, 1996, Registration Number 33- 09349, as amended by Amendment No. 1 thereto filed with the Commission on September 23, 1996, as further amended by Amendment No. 2 thereto filed with the Commission on November 6, 1996, under the Securities Act of 1933 (the "Act") for the registration under the Act of the following securities of the Issuer:

     (i) 571,698 shares of common stock, par value $.002 per share ("Common Stock");

     (ii) 12,959,900 shares of Common Stock issuable upon conversion of currently outstanding shares of Series B Convertible Preferred Stock, par value of $.01 per share (the "Series B Preferred Stock"); and

     (iii) up to 1,353,490 shares of Common Stock issuable upon (a) the conversion of shares of Series B Preferred Stock of the Company issuable upon exercise of the warrants issued to the placement agent and/or its designees relating to the offering of the Series B Preferred Stock (the "Series B Placement Warrants") and (b) exercise of warrants issued to the placement agent and/or its designees for certain bridge financing transactions of the Company (the "Bridge Placement Warrants," and together with the Series B Placement Warrants, the "Placement Warrants").


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     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and corporate records, instruments and documents of or affecting the Issuer, including, without limitation, (i) the Certificate of Incorporation of the Issuer, as amended to date; (ii) the Bylaws of the Issuer, as amended to date;
(iii) resolutions adopted by the Board of Directors and Stockholders of the Issuer; (iv) the Certificate of Designations for the Series B Preferred Stock;
(v) a form of specimen stock certificate for the Common Stock; (vi) a form of specimen stock certificate for the Series B Preferred Stock; (vii) a form of the Series B Placement Warrant; and (viii) a form of the Bridge Placement Warrant. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of officers of the Issuer, and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In rendering our opinion, we have relied, as to matters of fact, upon representations and warranties of the Issuer and upon such certificates and other instruments of officers of the Issuer and public officials as we have deemed necessary or appropriate for the purpose of rendering this opinion, in each case without independent investigation or verification. Additionally, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Issuer, where applicable, signing in their capacity as such, (iv) the enforceability of all the agreements we have reviewed in accordance with their respective terms against the parties thereto, and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     1. The Issuer is a corporation duly incorporated and is in good standing under the laws of the State of Delaware.

     2. The 571,698 shares of Common Stock which may be issued and sold in accordance with the provisions of the Registration Statement will be, when issued and sold, legally issued, fully paid and nonassessable.

     3. The 12,959,900 shares of Common Stock issuable upon conversion of currently outstanding shares of Series B Preferred Stock have been duly authorized for issuance, and when issued upon conversion of the Series B Preferred Stock will be legally issued, fully paid and nonassessable.
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     4. The aggregate of up to 1,290,990 shares of Common Stock issuable upon conversion of the Series B Preferred Stock after exercise of the Series B Placement Warrants have been duly authorized for issuance, and when issued upon conversion of the Series B Preferred Stock after exercise of the Series B Placement Warrants, and the payment of the applicable exercise price thereof or the use of the cashless exercise provision thereof will be legally issued, fully paid and nonassessable.

     5. The aggregate of up to 62,500 shares of Common Stock issuable upon exercise of the Bridge Placement Warrants have been duly authorized for issuance, and when issued upon exercise of the Bridge Placement Warrants, and the payment of the applicable exercise price thereof or the use of the cashless exercise provision thereof will be legally issued, fully paid and non-assessable.

     Members of this Firm are admitted to practice law only in the State of New York and do not purport to be experts on, and are not expressing any opinion with respect to, any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the heading "Legal Counsel" in the Prospectus included in Part I of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                          Very truly yours,


                                          /s/ROBERTS, SHERIDAN & KOTEL